UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 1, 2012

RailAmerica, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-32579	65-0328006
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7411 Fullerton Street, Suite 300, Jacksonville, Florida		32256
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	800-342-1131

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On February 1, 2012, RailAmerica, Inc. (the "Company") issued a press release announcing that it has signed an agreement to acquire a seventy-percent interest in the Wellsboro and Corning Railroad and Industrial Waste Group from Myles Group for $18 million. Members of the Myles family will retain the remaining thirty-percent interest in the companies and continue in senior leadership roles. The acquisition is subject to customary closing conditions and Surface Transportation Board approval, and is expected to be completed early in the second quarter of 2012.

A copy of the press release announcing the agreement is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

On February 1, 2012, the Company issed a press release announcing that it has signed an agreement to acquire Marquette Rail LLC for $40 million subject to final adjustments for working capital. The acquisition is subject to customary closing conditions and Surface Transportation Board approval. Headquartered in Ludington, MI, Marquette operates 126 miles of track running from Grand Rapids, MI to Ludington and Manistee, MI.

A copy of the press release announcing the agreement is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

On February 1, 2012, the Company issued a press release announcing the commencement of a cash tender offer to purchase up to $444,000,000 in aggregate principal amount of its outstanding 9.25% Senior Secured Notes due 2017.

A copy of the press release announcing the cash tender offer is attached hereto as Exhibit 99.3 and is incorporated by reference herein.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RailAmerica, Inc.

February 2, 2012	By:	B. Clyde Preslar

Name: B. Clyde Preslar
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release announcing agreement to acquire majority interest in the Wellsboro and Corning Railroad and Industrial Waste Group
99.2	Press release announcing agreement to acquire Marquette Rail
99.3	Press release announcing cash tender offer for up to $444 million of 9.25% Senior Secured Notes